SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

                              (Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:

         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
         [x] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to ss 240.14a-11(c) or ss
             240.14a-12

                         Phoenix Total Return Fund, Inc.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)
                          Thomas N. Steenburg, Esq.
                    c/o Phoenix Duff & Phelps Corporation
                               One American Row
                          Hartford, Connecticut 06115
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
             14a-6(i)(2), or Item 22(a)(2) of Schedule 14A.
         [ ] $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
             and 0-11.
             1) Title of each class of securities to which transaction
                applies:
                 -------------------------------------------------------------
             2) Aggregate number of securities to which transaction applies:
                --------------------------------------------------------------
             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 -------------------------------------------------------------
             4) Proposed maximum aggregate value of transaction:
                 -------------------------------------------------------------
             5) Total fee paid:  _____________________________________________
             [x] Fee paid previously with preliminary materials.
             [ ] Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1) Amount Previously Paid:  _________________________________
                 2) Form, Schedule or Registration No.:  _____________________
                 3) Filing Party:  ___________________________________________
                 4) Date Filed:  _____________________________________________

                        PHOENIX TOTAL RETURN FUND, INC.

                              101 Munson Street
                       Greenfield, Massachusetts 01301

                              --------------------

   Notice of Special Meeting in lieu of the Annual Meeting of Shareholders

                                November 8, 1996

                              --------------------

To the Shareholders:

   A Special Meeting in lieu of the Annual Meeting of Shareholders of Phoenix Total Return Fund, Inc. (the "Fund") will be held in the offices of the Fund, 101 Munson Street, Greenfield, Massachusetts 01301, on Friday, November 8, 1996 at 11:00 a.m. for the following purposes:

   (1) To fix at fourteen the number of Directors to serve until the next Annual Meeting and until their successors are chosen and qualified, and to elect the number of Directors so fixed;

   (2) To ratify or reject the selection of Price Waterhouse LLP, independent accountants, to audit financial statements of the Fund;

   (3) To approve or not approve amending the Fund's Restated Articles of Organization to change the name of the Fund to Phoenix Strategic Allocation Fund, Inc.

   (4) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed September 10, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   Whether or not you plan to attend the meeting in person, please vote your shares by completing, dating and signing the enclosed proxy and returning it promptly in the postage paid return envelope enclosed for your use. Prompt return of proxies by shareholders will save the Fund and shareholders the costs associated with further solicitation.

                                  By Order of the Board of Directors,



                                  G. Jeffrey Bohne, Clerk


Greenfield, Massachusetts
September 30, 1996

                        PHOENIX TOTAL RETURN FUND, INC.

                              101 Munson Street
                       Greenfield, Massachusetts 01301

                              --------------------

                               PROXY STATEMENT

         A Special Meeting in lieu of The Annual Meeting of Shareholders to be Held November 8, 1996

                              --------------------

   The enclosed proxy is solicited by the Board of Directors of Phoenix Total Return Fund, Inc. (the "Fund") for use at the Special Meeting in lieu of the Annual Meeting of Shareholders to be held on Friday, November 8, 1996, and at any adjournment thereof. Shareholders of record at the close of business on September 10, 1996 ("Shareholders") are entitled to notice of and to vote at the meeting or any adjourned session. On that date, there were issued and outstanding 20,088,258.6660 shares, par value $1 per share, of the Fund (the "Shares"). Each Shareholder will be entitled to one vote for each full Share (and a fractional vote corresponding to any fractional Share) registered in his or her name on the Fund's books on the record date and not thereafter repurchased or redeemed by the Fund.

   All Shares will be voted in accordance with the specifications on duly executed proxies for such Shares. If a duly executed proxy does not specify a choice between approval or disapproval of, or abstention with respect to, any proposal, the Shares represented by the proxy will be voted in favor of the proposal. Any Shareholder executing a proxy has the power to revoke it at any time before it is exercised by executing and submitting to the Fund a later-dated proxy or written notice of revocation or by attending the meeting and voting in person.

   In addition to the solicitation of proxies by mail, officers and employees of Phoenix Investment Counsel, Inc., the Fund's investment adviser (the "Adviser"), officers and employees of Phoenix Equity Planning Corporation, the Fund's Distributor and Financial Agent, and persons retained for the purpose may solicit proxies personally or by telephone or telegram. Banks, brokers, fiduciaries and nominees will, upon request, be reimbursed by the Fund for their reasonable expenses in sending proxy material to beneficial owners of Fund shares. The cost of solicitation of proxies, which is estimated to approximate $20,000, will be borne by the Fund.

   As used in this Proxy Statement, the term "a majority of the outstanding shares" means the lesser of (i) 67% of the Shares represented at a meeting at which more than 50% of the outstanding Shares are represented or (ii) more than 50% of the outstanding Shares. The terms "assignment" and "interested person" as used in this Proxy Statement have the respective meanings provided therefor in the Investment Company Act of 1940 (the "1940 Act").

   In the event that insufficient votes in favor of any of the items set forth in the attached Notice of the meeting are received by the time scheduled for the meeting, the meeting may be held for the purposes of voting on those proposals for which sufficient votes have been received and the persons named as proxies may propose one or more adjournments of the meeting for a period or periods of not more than sixty days in the aggregate to permit further solicitation of proxies with respect to any proposals for which sufficient votes have not been received. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposals. They will vote against such adjournment those proxies required to be voted against any such proposal.

   If a Shareholder abstains from voting as to any matter, then the Shares held by such Shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the Shares covered by such non-vote proxy shall be deemed present at the meeting for all purposes except for the purposes of calculating the vote with respect to such matter.

   This Proxy Statement and the enclosed form of proxy are first being mailed to Shareholders on or about September 30, 1996. A copy of the Fund's most recent annual report will be furnished, without charge, to any shareholders upon request to Phoenix Equity Planning Corporation, 100 Bright Meadow Boulevard, P.O. Box 2200, Enfield, CT 06083-2200 or call, toll free, at (800)
243-4361.

                             ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

   No person or group is known by the Fund to own beneficially more than 5% of the Fund's outstanding shares.

   On September 10, 1996, nominees for Director and officers of the Fund as a group owned beneficially less than one percent of the Fund's outstanding shares.

Information Concerning Investment Adviser

   The Fund's investment adviser is Phoenix Investment Counsel, Inc. (the "Adviser"), 56 Prospect Street, Hartford, Connecticut 06115-0480. Originally organized in 1932 as John P. Chase, Inc., the Adviser has been engaged in the management of the Fund since 1967. All of the outstanding shares of the Adviser are owned by Phoenix Equity Planning Corporation ("Equity Planning"). All of the outstanding shares of Equity Planning are owned by Phoenix Duff & Phelps Corporation ("Phoenix Duff & Phelps"). Approximately 60% of the outstanding common stock of Phoenix Duff & Phelps is owned by PM Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of Phoenix Home Life. The principal offices of Phoenix Home Life is located at One American Row, Hartford, Connecticut 06102-5056. The principal office of Equity Planning is located at 100 Bright Meadow Boulevard, P.O. Box 2200, Enfield, Connecticut 06083-2200. The principal office of Phoenix Duff & Phelps is located at 56 Prospect Street, Hartford, Connecticut 06115-0480.

   In addition to the Fund, the Adviser also serves as investment adviser to Phoenix Series Fund, The Phoenix Edge Series Fund (all Series other than Phoenix Real Estate Securities Series), Phoenix Strategic Equity Series Fund, (all Series other than Phoenix Equity Opportunities Fund), and Phoenix Multi-Portfolio Fund (all Portfolios other than Phoenix Real Estate Securities Portfolio) and as sub-adviser to the Chubb America Fund, Inc., SunAmerica Series Trust and JNL Series Trust. PIC has tendered its resignation from its assignment as sub-adviser to the American Skandia Trust Phoenix Balanced Asset Portfolio. The resignation will be effective at such date as both parties find agreeable so that it will allow for the orderly transfer of responsibilities.

   As compensation for its services to the Series of Phoenix Series Fund, the Adviser is entitled to a fee, based on an annual percentage rate of the average of the aggregate daily net asset values of each Series as follows: for the first $1 billion in assets, 0.70%, 0.70%, 0.65%, 0.65%, 0.55%, 0.45% and 0.40% for the
Growth, Aggressive Growth, Convertible, High Yield, Balanced, U.S. Government and Money Market Series respectively; for the next $1 billion in assets, 0.65%, 0.65%, 0.60%, 0.60%, 0.50%, 0.40% and 0.35% for those Series respectively, and for assets over $2 billion, 0.60%, 0.60% 0.55%, 0.55%, 0.45%, 0.35% and 0.30%
for those Series respectively. The amounts payable to the Adviser shall be based upon the average of the values of the net assets of the Series as of the close of business each day, computed in accordance with the method set forth in the Fund's Declaration of Trust. Such amounts shall be prorated among the appropriate Series in proportion to their respective averages of the aggregate daily net asset values for the period for which the fee had been paid.

   As compensation for its services to the Series of The Phoenix Edge Series Fund, other than the Phoenix Real Estate Securities Series, the Adviser is entitled to a fee based on an annual percentage rate of the average of the aggregate daily net asset values of each Series as follows: for the first $250,000,000 in assets, 0.40%, 0.50%, 0.55%, 0.60%, 0.70%, 0.75% and 0.75% from the Money Market, Multi-Sector Fixed Income, Balanced, Total Return, Growth, International and Strategic Theme Series respectively; for the next $250,000,000 in assets, 0.35%, 0.45%, 0.50%, 0.55%, 0.65%, 0.70% and 0.70% for the Money
Market, Multi-Sector Fixed Income, Balanced, Total Return, Growth, International and Strategic Theme Series respectively; and for assets over $500,000,000, 0.30%, 0.40%, 0.45%, 0.50%, 0.60%, 0.65% and 0.65% from the Money Market,
Multi-Sector Fixed Income, Balanced, Total Return, Growth, International and Strategic Theme Series respectively. The amounts payable to the Adviser shall be based upon the average of the values of the net assets of the Series as of the close of business each day, computed in accordance with the method set forth in the Fund's Declaration of Trust. Such amounts shall be prorated among the appropriate Series in proportion to their respective averages of the aggregate daily net asset values for the period for which the fee had been paid.

   As compensation for its services to the Series of Phoenix Strategic Equity Series Fund, other than Phoenix Equity Opportunities Fund, the Adviser is entitled to a fee, based on an annual percentage rate of the average of the aggregate daily net asset values of each Series as follows: for the first $1 billion in assets, 0.75% for the Strategic Theme and Small Cap Series; for the next $1 billion in assets, 0.70% for those Series, and for assets over $2 billion, 0.65% for those Series. The amounts payable to the Adviser are based upon the average of the values of the net assets of the Series as of the close of business each day. The amounts payable to the Adviser are based upon the average of the values of the net assets of all of the Series at the close of business each day, computed in accordance with the Fund's Declaration of Trust. Such amounts are prorated among the Series in proportion to their respective averages of the aggregate daily net asset value for the period for which the fee had been paid.

   As compensation for its services to the Portfolios of the Phoenix Multi-Portfolio Fund, other than the Real Estate Securities Portfolio, the Adviser is entitled to a fee based on an annual percentage rate of the average of the aggregate daily net asset values of each Portfolio as follows: for the first $1 billion in assets, 0.45%, 0.75%, 0.75%, 0.75%, 0.50% and 0.75% for the
Bond, Capital Appreciation, International, Endowment Equity, Diversified Income, Emerging Markets Bond Portfolio respectively; for the next $1 billion in assets, 0.40%, 0.70%, 0.70%, 0.70%, 0.45% and 0.70% for those Portfolios respectively;
and for assets over $2 billion, 0.35%, 0.65%, 0.65%, 0.65%, 0.40%, and 0.65% for those Portfolios respectively. The amounts payable to the Adviser shall be based upon the average of the values of the net assets of the Portfolios as of the close of business each day, computed in accordance with the method set forth in the Fund's Declaration of Trust. Such amounts shall be prorated among the appropriate Portfolios in proportion to their respective averages of the aggregate daily net asset values for the period for which the fee had been paid.

   As compensation for its services to American Skandia Trust, the Adviser is entitled to a monthly fee for the previous month at the annual rate of 0.50% of the portion of the average daily net assets of the AST Balanced Portfolio not in excess of $25 million; 0.40% of the portion of the Portfolio's average daily net assets over $25 million but not in excess of $75 million; and 0.30% of that portion of the Portfolio's average daily net assets in excess of $75 million. As compensation for its services to Chubb America Fund, Inc., the Adviser is entitled to a quarterly fee at the annual rate of 0.50% of the first $200,000,000 of the average of the aggregate net asset values of the Balanced Portfolio, reduced to 0.45% of such net asset values in excess of $200,000,000 up to $1,300,000,000 and further reduced to 0.40% of such net asset values in excess of $1,300,000,000. As compensation for its services to SunAmerica Series Trust, the Adviser is entitled to a monthly fee at the annual rate of 0.35% per annum of the first $50 million of the average daily net asset values of the Growth Portfolio; 0.30% per annum of the next $100 million, 0.25% per annum of the next $150 million; 0.20% per annum on the next $200 million; and 0.15% per annum thereafter. As compensation for its services to the JNL/Phoenix Investment Counsel Balanced Series and the JNL/Phoenix Investment Counsel Growth Series, the Adviser is entitled to a monthly fee at the annual rate of 0.50% on the first $50 million of average daily net assets; 0.40% on those assets from $50 million to $150 million; 0.30% on those assets from $150 million to $300 million; 0.25% on those assets from $300 million to $500 million and 0.20% on those amounts over $500 million for each of the Series respectively.

   As of April 30, 1996 Phoenix Multi-Portfolio Fund, The Phoenix Edge Series Fund, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, American Skandia Trust (AST Phoenix Balanced Asset Portfolio, JNL Series Trust (JNL/ Phoenix Investment Counsel Balanced Series and JNL/Phoenix Investment Counsel Growth Series), Chubb America Fund, Inc. (Balanced Portfolio), and SunAmerica Series Trust (Balanced/Phoenix Investment Counsel Portfolio and Growth/Phoenix Investment Counsel Portfolio) had assets under management of approximately $849,059,122, $2,079,224,602, $6,023,040,950, $403,800,483, $262,226,470,
$7,543,587, $3,941,070, $18,153,854, $48,355,344, and $164,176,688,
respectively.

   The directors of the Adviser are Michael E. Haylon, President, Philip R. McLoughlin and David R. Pepin. The address of these Directors is 56 Prospect Street, Hartford, Connecticut 06115-0480. The principal occupation of each director is that of an executive officer of Phoenix Duff & Phelps Corporation or of Phoenix Home Life.

   Michael E. Haylon, an officer of the Fund, is President and a Director of PIC. Philip R. McLoughlin, Trustee and President of the Fund, is a Director and Chairman of PIC. David R. Pepin, an officer of the Fund, is Executive Vice President and a Director of PIC. Mary E. Canning, James M. Dolan, and Leonard J. Saltiel, Vice Presidents of the Fund, are also Vice Presidents of PIC, except Mr. Saltiel. William R. Moyer, Vice President of the Fund, is a Senior Vice President of PIC. William J. Newman, Senior Vice President of the Fund is also an Executive Vice President of PIC.

   Michael E. Haylon, Philip R. McLoughlin and David R. Pepin are Directors of Equity Planning, the Fund's Distributor and Financial Agent. For services to the Fund during the fiscal years ended December 31, 1993, 1994, and 1995 Equity Planning's gross commissions on sales of Fund Shares totaled $189,938, $665,725, and $468,755, respectively. Of these gross selling commissions, $46,281, $591,073, and $409,264, respectively, were paid to dealers. Equity Planning also acts as Financial Agent for the Fund. For services in this capacity during the fiscal years ended December 31, 1993, 1994 and 1995, Equity Planning received fees of $40,682, $105,085, and $109,460, respectively.

Portfolio Transactions and Brokerage

   In effecting portfolio transactions for the Fund, the Adviser adheres to the Fund's policy of seeking best execution and price, determined as described below, except to the extent it is permitted to pay higher brokerage commissions for "brokerage and research services" as defined herein. The Adviser may cause the Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission which another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer or that any offset of direct expenses of the Fund yields the best net price. As provided in Section 28(e) of the Securities Exchange Act of 1934, "brokerage and research services" include advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Brokerage and research services provided by brokers to the Fund or the Adviser are considered to be in addition to and not in lieu of services required to be performed by the Adviser under its contract with the Fund and may benefit both the Fund and other clients of the Adviser. Conversely, brokerage and research services provided by brokers to other clients of the Adviser may benefit the Fund. Where transactions are made in the over-the-counter market, the Adviser will cause the Fund to deal with the primary market makers, unless more favorable prices are otherwise obtainable.

   The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations including, without limitation, the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Such considerations are judgmental and are weighed by the Adviser in determining the overall reasonableness of brokerage commissions paid by the Fund. Sales of investment company shares may be considered in selecting brokers to effect portfolio transactions. Accordingly, some portfolio transactions are, subject to the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and to obtaining the best prices and executions, effected through dealers (excluding Equity Planning) who sell shares of the Fund. It is the present policy of the Fund not to effect any portfolio transactions with Equity Planning.

   The policy of the Fund with respect to brokerage is and will be reviewed by the Board of Directors of the Fund from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be changed, modified or eliminated.

   For the fiscal years ended December 31, 1993, 1994 and 1995, brokerage commissions paid by the Fund on portfolio transactions totalled $277,283, $889,406 and $854,032 respectively.

   None of such commissions was paid to a broker who was an affiliated person of the Fund or an affiliated person of such a person or, to the knowledge of the Fund, to a broker an affiliated person of which was an affiliated person of the Fund or the Adviser. Total brokerage commissions paid during the fiscal year ended December 31, 1995 included brokerage commissions of $845,459 on portfolio transactions aggregating $671,071,297 executed by brokers who provided research and other statistical and factual information.

   Investment decisions for the Fund are made independently from those of the other investment companies advised by the Adviser. Simultaneous transactions are inevitable when several funds are managed by the same investment adviser, particularly when the same security is suited for the investment objectives of more than one fund. When two or more funds advised by the Adviser are simultaneously engaged in the purchase or sale of the same security, the transactions are allocated among the funds in a manner equitable to each fund. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Fund is concerned. In other cases, however, it is believed that the ability of the Fund to participate in volume transactions will produce better executions for the Fund. It is the opinion of the Board of Directors of the Fund that the desirability of utilizing the Adviser as investment adviser to the Fund outweighs the disadvantages that may be said to exist from simultaneous transactions.

   For the fiscal years ended December 31, 1993, 1994 and 1995, portfolio turnover rates for the Fund were 246%, 225% and 184% respectively.

The Investment Adviser Contract

   The contract between the Fund and the Adviser was approved by the shareholders on November 29, 1993. The contract, dated January 1, 1994, provides that the Adviser shall furnish the Fund investment advice, certain administrative services, office space and facilities, and shall pay the compensation of all officers and employees of the Fund. All expenses
(other than those specifically referred to as being borne by the Adviser) incurred in the operation of the Fund, including, among others, taxes, brokerage fees and commissions, fees of Directors who are not full time employees of the Adviser or any of its affiliates, charges of custodians, transfer and dividend disbursing agents and registrars, bookkeeping, auditing and legal expenses, expenses of insurance premiums for fidelity and other coverage and extraordinary expenses and expenses of a non-recurring nature which may include, but not be limited to, the reasonable and proportionate cost of any reorganization or acquisition of assets and the cost of legal proceedings to which the Fund is a party, will be borne by the Fund.



   The contract provides that, as compensation for its services to the Fund, the Adviser is entitled to a fee, payable within five days after the end of each month, at the annual rate of 0.65% of the average of the aggregate daily net asset values of the Fund up to $1 billion; 0.60% of such value between $1 billion and $2 billion; and 0.55% of such value in excess of $2 billion. It also provides that the Fund will reimburse the Adviser on a cost basis in the event the Adviser provides any services (excluding printing) involved in maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission or involved in the preparation of shareholder reports. The Adviser has agreed to reimburse the Fund for the amount, if any, of the expenses of the Fund (including the Adviser's compensation but excluding interest, brokerage cost, taxes and extraordinary expenses) for any fiscal year which exceeds the level of expenses which the Fund is permitted to bear under the most restrictive expense limitation imposed (and not waived) on the Fund by any state in which shares of the Fund are then qualified for sale. Currently, the most restrictive state expense limitation provisions limit such expenses of the Fund to 2.5% of the first $30 million of average net assets, 2% of the next $70 million of such net assets and 1.5% of such net assets in excess of $100 million. For the fiscal years ended December 31, 1993, 1994 and 1995, it was not necessary that the Adviser reimburse ordinary operating expenses of the Fund and the Adviser's fees of $510,775, $2,276,834 and $2,371,629 respectively were not reduced.


   The contract continues in effect only so long as (1) such continuance is specifically approved at least annually by the Board of Directors of the Fund or by the vote of a majority of the outstanding shares of the Fund and (2) such continuance or any renewal and the terms of such contract have been approved by the vote of a majority of Directors of the Fund who are not interested persons, as that term is defined in the Investment Company Act of 1940, of the Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval. The contract automatically terminates upon its assignment (as that term is defined in the Investment Company Act of 1940) and is terminable at any time, without penalty, on 60 days' written notice, by the Board of Directors of the Fund, by vote of a majority of the outstanding shares of the Fund or by the Adviser.

                                    PROPOSALS
                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

   The By-Laws of the Fund provide that the Board of Directors shall consist of not fewer than three Directors and that the number of Directors for each year shall be fixed by vote at the meeting at which they are elected. The persons named in the enclosed proxy intend, unless authority is withheld, to vote for fixing the number of Directors at fourteen and for the election as Directors of the nominees named below. All of the nominees have been recommended by the Nominating Committee, which consists solely of Directors who are not interested persons of the Fund. All of the nominees are presently Directors of the Fund. Eleven of the nominees were previously elected by shareholders on June 27, 1995. Messrs. Jeffries, Morris, and Pedersen were elected Directors by the other Directors effective November 15, 1995. The Directors are recommending that the shareholders fix the number of Directors at fourteen and elect the persons whom they have nominated for election.

   Each of the nominees has agreed to serve as a Director if elected. If, at the time of the meeting, any nominee should be unavailable for election (which is not presently anticipated), the persons named as proxies may vote for other persons in their discretion. Directors will hold office until the earlier of their retirement or the next annual meeting of shareholders and the selection and qualification of their successors. Executive officers are elected at the first meeting of the Board of Directors following the annual meeting of shareholders and hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their successors are chosen and qualified.

   The following table sets forth information as to the principal occupations during the past five years of nominees for election as Directors and of the Fund's executive officers and also sets forth information as to certain other directorships held by nominees for election as Directors.

Nominees for Election as Directors

   C. DUANE BLINN, 68, Director since 1986. Partner in the law firm of Day, Berry & Howard; Trustee/Director, the Phoenix Funds; Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); and Trustee, Phoenix-Aberdeen Series Fund (since 1996). Trustee/Director, the National Affiliated Investment Companies (May, 1993- December, 1993).

   **ROBERT CHESEK, 62, Director since 1981 (Chairman from 1989 to 1994). Vice President, Common Stock, Phoenix Home Life Mutual Insurance Company (until
1993); Trustee/Director, the Phoenix Funds; Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); and Trustee, Phoenix-Aberdeen Series Fund (since 1996). Director and Chairman, Phoenix Investment Counsel, Inc. (until 1994); Trustee/Director and Chairman, the National Affiliated Investment Companies (May, 1993-December, 1993).

   E. VIRGIL CONWAY, 67, Director since 1993. Chairman, Financial Accounting Standards Advisory Council. Trustee/Director, the Phoenix Funds; Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); and Trustee, Phoenix-Aberdeen Series Fund (since 1996). Duff & Phelps Utilities Tax-Free Income Inc., Duff & Phelps Utility and Corporate Bond Trust, Inc., Consolidated Edison Company of New York, Inc., Pace University, Atlantic Mutual Insurance Company, HRE Properties, Greater New York Councils, Boy Scouts of America, Union Pacific Corp., Centennial Insurance Company, Josiah Macy, Jr. Foundation, and the Harlem Youth Development Foundation; Director, Accuhealth, Trism, Inc., Realty Foundation of New York, and Chairman, New York Housing Partnership Development Corp.; Chairman, Audit Committee of the City of New York; Metropolitan Transportation Authority. Advisory Director, Fund Direc-tions, Blackrock Mortgage Securities Fund and Blackrock Freddie Mac Mortgage Securities Fund; Director/Trustee, the National Affiliated Investment Companies (1987-1993); Director, New York Chamber of Commerce and Industry (1979-1990).

   HARRY DALZELL-PAYNE, 67, Director since 1993. Trustee/Director, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996), Duff & Phelps Utilities Tax-Free Income Inc., Duff & Phelps Utility and Corporate Bond Trust, Inc., the Phoenix Funds. Trustee, Phoenix-Aberdeen Series Fund (since
1996). Director, Farragut Mortgage Co., Inc. (1991-1994). Director/Trustee, the National Affiliated Investment Companies (1987-1993); formerly, a Major General of the British Army.

   *FRANCIS E. JEFFRIES, 65, Director since 1995. Director and Chairman of the Board, Phoenix Duff & Phelps Corporation. Director/Trustee, Phoenix Funds; Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since
1996), Trustee, Phoenix-Aberdeen Series Fund (since 1996). Duff & Phelps Mutual Funds, Duff & Phelps Utilities Income Fund, Duff & Phelps Utilities Tax-Free Income Inc., and Duff & Phelps Utility and Corporate Bond Trust, Inc. Director, The Empire District Electric Company (1984-present). Director (1989-1995), Chief Executive Officer (1989-1995) and President (1989-1993),
Duff & Phelps Corporation.

   LEROY KEITH, JR., 57, Director since 1986. Trustee/Director, the Phoenix Funds; Trustee, Keystone Liquid Trust, Keystone Tax Exempt Trust, Keystone Tax Free Fund, Master Reserves Trust and Master Reserves Tax Free Trust; Director, Keystone International Fund, Inc. Director, Equifax Corporation and Phoenix Duff & Phelps Institutional Mutual Funds (since 1996). Trustee, Phoenix-Aberdeen Series Fund (since 1996). President, Morehouse College (1987-1994); Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993); Director, First Union Bank of Georgia (1989-1993) and Blue Cross/Blue Shield (1989-1993).

   *PHILIP R. McLOUGHLIN, 49, Director and President since 1989. Executive Vice President and Chief Investment Officer, Phoenix Home Life Mutual Insurance Company; Director/Trustee and President, the Phoenix Funds; Phoenix Duff & Phelps Institutional Mutual Funds and Phoenix-Aberdeen Series Fund (since 1996). Director and Vice Chairman, Phoenix Duff & Phelps Corporation; Director and President, Phoenix Equity Planning Corporation; Director, Phoenix Investment Counsel, Inc. and Phoenix Realty Securities, Inc.; Director, Chairman and Chief Executive Officer, National Securities & Research Corporation. Director, Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust, Inc.; Director/Trustee, the National Affiliated Investment Companies (May, 1993- December, 1993).

   EVERETT L. MORRIS, 68, Director since 1995. Vice President, W.H. Reaves and Company (1993-present). Director/Trustee, Phoenix Funds (1995-present). Trustee, Duff & Phelps Mutual Funds (since 1994), Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); Trustee, Phoenix-Aberdeen Series Fund (since 1996). Director, Duff & Phelps Utilities Tax-Free Income Inc. (since 1991) and Duff & Phelps Utility and Corporate Bond Trust, Inc. (since
1993); Director, Public Service Enterprise Group, Incorporated (1986-1993) and President and Chief Operating Officer, Enterprise Diversified Holdings, Incorporated (1989-1993). Senior Executive Vice President and Chief Financial Officer, Public Service Electric and Gas Company (1986-1992). Director, First Fidelity Bank, N.A., New Jersey (until 1991).

   JAMES M. OATES, 50, Director since 1987. Managing Director, The Wydown Group; Trustee/Director, the Phoenix Funds; Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); Director, Phoenix Duff & Phelps Corporation (since 1995), Trustee, Phoenix-Aberdeen Series Fund (since 1996). Investors Bank & Trust Corporation (since 1995), Investors Financial Services Corporation (since 1995), Blue Cross and Blue Shield of New Hampshire (since
1994), and Govett Worldwide Opportunity Funds Inc. (since 1991); President and Chief Executive Officer, Neworld Bank (1984-1994); Director, Massachusetts Bankers Association (1990-1993); Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993); Director, Savings Bank Life Insurance Company (1988-1994).

   *CALVIN J. PEDERSEN, 54, Director since 1995. Director/Trustee, Phoenix Funds (1995-present). Director, Phoenix Duff & Phelps Corporation (since
1986). President, Duff & Phelps Corporation (since July 1993). Executive Vice President, Duff & Phelps Corporation (January 1992 to July 1993). President and Chief Executive Officer, Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust, Inc. Trustee, Duff & Phelps Mutual Funds, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996), and Trustee, Phoenix-Aberdeen Series Fund (since 1996).

   PHILIP R. REYNOLDS, 69, Director since 1986. Director, Vestaur Securities, Inc. (mutual fund); Trustee and Treasurer, J. Walton Bissell Foundation, Inc.; Trustee/Director, the Phoenix Funds; Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993). Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996) and Trustee, Phoenix-Aberdeen Series Fund (since 1996).

   HERBERT ROTH, JR., 67, Director since 1986. Trustee/Director, the Phoenix Funds; Director, Phoenix Home Life Mutual Insurance Company, Boston Edison Company, Landauer, Inc. (medical services), Tech Ops./Sevcon Inc. (electronic controllers), and Mark IV Industries (diversified manufacturer); Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); Trustee, Phoenix-Aberdeen Series Fund (since 1996); Director, Key Energy Group (oil rig service) (1988-1994); Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993).

   RICHARD E. SEGERSON, 50, Director since 1993. Trustee/Director, the Phoenix Funds; Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); Trustee, Phoenix-Aberdeen Series Fund (since 1996); Vice President and General Manager, Coats & Clark, Inc. (previously Tootal American, Inc.) (1991-1993); Director/Trustee, the National Affiliated Investment Companies (1984-1993); Consultant, Tootal Group (1989-1991).

   LOWELL P. WEICKER, JR., 65, Director since 1995. Trustee/Director, the Phoenix Funds; Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); Trustee, Phoenix-Aberdeen Series Fund (since 1996); Director, UST Inc. and HPSC, Inc. (since 1995); Chairman, Dresing, Lierman, Weicker (since 1995); Governor of the State of Connecticut (1991-1995); President, Research! America (1988-1990).

   *Indicates that the nominee is an "interested person" of the Fund, as that term is defined in the Investment Company Act of 1940. Messrs. Jefferies, McLoughlin and Pedersen are directors and therefore are "interested persons" of the Fund's Investment Adviser and, as such, are "interested persons" of the Fund.

   **Indicates that the nominee was an officer of the investment adviser during the last five years. Until 1994, Mr. Chesek served as Chairman of the Fund's Investment Adviser.

Executive Officers

   (Other than Philip R. McLoughlin, President, who is described above.)

   MICHAEL E. HAYLON, 38, Executive Vice President since 1995. Executive Vice President-Investments, Phoenix Duff & Phelps Corporation. Executive Vice President, Phoenix Funds. Vice President, Phoenix Duff & Phelps Institutional Mutual Funds. Director and President, Phoenix Investment Counsel, Inc. Director and Executive Vice President, National Securities & Research Corporation. Senior Vice President, Securities Investments, Phoenix Home Life Mutual Insurance Company (until 1995). Various positions with Phoenix Home Life Mutual Insurance Company (1990-1993).

   DAVID R. PEPIN, 53, Executive Vice President since August, 1996. Executive Vice President and General Manager, Mutual Fund Marketing and Operations, Phoenix Duff & Phelps Corporation. Managing Director, Phoenix-Aberdeen International Advisors, LLC, Director and Executive Vice President, Phoenix Investment Counsel, Inc., National Securities & Research Corporation and Phoenix Equity Planning Corporation. Various positions with Phoenix Home Life Mutual Insurance Company (1994-1995). Vice President and General Manager, Finance and Health, Digital Equipment Corporation (1980-1994).

   WILLIAM J. NEWMAN, 57, Senior Vice President since 1996. Executive Vice President, Phoenix Investment Counsel, Inc.; Senior Vice President, National Securities & Research Corporation and Phoenix Equity Planning Corporation. Senior Vice President, Phoenix Strategic Equity Series Fund, The Phoenix Edge Series Fund, Phoenix Multi- Portfolio Fund, Phoenix Income and Growth Fund, Phoenix Series Fund, Phoenix Worldwide Opportunities Fund and Phoenix Duff & Phelps Institutional Mutual Funds. Chief Investment Strategist, Kidder, Peabody Co., Inc. (until 1994). Managing Director, Head of Equities, Bankers Trust (until 1993). Vice President, Common Stock, and Chief Investment Strategist, Phoenix Home Life Mutual Insurance Company (until 1995).

   MARY E. CANNING, 40, Vice President since 1996. Portfolio Manager since August, 1996 and Co-Portfolio Manager of the Fund since June, 1996. Vice President, Phoenix Investment Counsel, Inc. (1991-present). Vice President, Phoenix Series Fund (1987-present) and The Phoenix Edge Series Fund (1987-present). Associate Portfolio Manager, Common Stock, Phoenix Home Life Mutual Insurance Company and various other positions with Phoenix Home Life Mutual Insurance Company (1982-1989).

   JAMES M. DOLAN, 47, Vice President since 1989. Vice President and Compliance Officer and Assistant Secretary, Phoenix Equity Planning Corporation; Vice President, Phoenix Funds, Vice President, Assistant Clerk and Assistant Secretary, Phoenix Investment Counsel, Inc.; Vice President and Compliance Officer, Assistant Secretary, National Securities & Research Corporation; Vice President, Phoenix Duff & Phelps Institutional Mutual Funds; Vice President and Chief Compliance Officer, Phoenix Realty Advisors, Inc.; Chief Compliance Officer, Phoenix Realty Securities, Inc.; Vice President, the National Affiliated Investment Companies (May, 1993-December, 1993).

   WILLIAM R. MOYER, 52, Vice President since 1991. Senior Vice President, Finance, and Treasurer, Phoenix Equity Planning Corporation, National Securities & Research Corporation. Phoenix Investment Counsel, Inc. Vice President, the Phoenix Funds. Senior Vice President and Chief Financial Officer, Phoenix Duff & Phelps Corporation. Senior Vice President, Chief Financial Officer and Treasurer, W.S. Griffith & Co., Inc. Vice President, Investment Products Finance, Phoenix Home Life Mutual Insurance Company; (until 1995).

   LEONARD J. SALTIEL, 42, Vice President since 1994. Vice President, Investment Operations, Phoenix Home Life Mutual Insurance Company; Senior Vice President, Phoenix Equity Planning Corporation; Vice President, the Phoenix Funds and National Securities & Research Corporation. Various positions with Phoenix Life Insurance Company (1992-1994).

   NANCY G. CURTISS, 43, Treasurer since 1994. Second Vice President and Treasurer, Fund Accounting, Phoenix Home Life Mutual Insurance Company; Treasurer, the Phoenix Funds; Vice President, Fund Accounting, Phoenix Equity Planning Corporation. Various positions with Phoenix Home Life Mutual Insurance Company (1978-1984).

   G. JEFFREY BOHNE, 48, Clerk since 1993 and Clerk since 1994. Vice President and General Manager, Phoenix Home Life Mutual Insurance Company; Vice President, Transfer Agent Operations, Phoenix Equity Planning Corporation. Secretary/Clerk, the Phoenix Funds; Vice President, Home Life Insurance Co. (1984-1992).

Audit, Nominating and Executive Committees

   The Board of Directors has an Audit Committee, a Nominating Committee and an Executive Committee. The members are appointed at the first meeting of the Board following a meeting of the shareholders at which Directors are elected.

   The members of the Audit Committee of the Fund include only Directors who are not interested persons of the Fund. The Audit Committee meets with the Fund's auditors to review the scope of auditing procedures, the adequacy of internal controls, compliance by the Fund with the accounting, recordkeeping and financial reporting requirements of the Invest-ment Company Act of 1940, and the possible effect on Fund operations of any new or proposed tax or other regulations applicable to investment companies.
The Committee reviews services provided to the Fund pursuant to the Investment Adviser Contract and other service agreements to determine if the Fund is receiving satisfactory services at reasonable prices; makes an annual recommendation concerning the appointment of auditors; and reviews and recommends policies and practices relating to principles to be followed in the conduct of Fund operations. The Audit Committee reports the results of its inquiries to the Board of Directors. The Audit Committee currently consists of Messrs. C. Duane Blinn, E. Virgil Conway, James M. Oates, Herbert Roth, Jr., Richard E. Segerson and Lowell P. Weicker, Jr. The Audit Committee held four meetings during the fiscal year ended December 31, 1995.

   The Nominating Committee consists only of Directors who are not interested persons of the Fund. It recommends to the Board of Directors persons to be elected as Directors. The Nominating Committee held one meeting during the fiscal year ended December 31, 1995. The Nominating Committee currently consists of Messrs. Robert Chesek, Harry Dalzell-Payne, Leroy Keith, Jr., Philip R. Reynolds and Herbert Roth, Jr. It will consider individuals proposed by a shareholder for election as a Director. Shareholders who wish to submit the name of any individual must submit in writing a brief description of the proposed nominee's business experience and other information relevant to the qualifications of the individual to serve as a Director of the Fund.

   The Executive Committee consists of three Directors, two of whom are not interested persons of the Fund. The Executive Committee is empowered under
Article X of the Fund's By-Laws to act for the Board on matters that can be delegated to a committee. The Executive Committee meets on an as-needed basis as appropriate between Board meetings.

   Five meetings of the Board of Directors were held during the fiscal year ended December 31, 1995. During this term in office, all but two of the Directors attended 100% of the total number of meetings of the Board. None of the Directors attended fewer than 75% of the meetings of the Board and Committees of the Board.

   For services rendered to the Fund during the fiscal year ended December 31, 1995, persons serving as Directors during that period received an aggregate of $14,274 from the Fund as Directors' fees.

   Each Director who is not a full-time employee of the Adviser or any of its affiliates currently receives a retainer at the annual rate of $36,000 and $2,000 per joint meeting of the Boards. Each Director who serves on the Audit Committee receives a retainer at the annual rate of $2,000 and $2,000 per joint Audit Committee meeting attended. Each Director who serves on the Nominating Committee receives a retainer at the annual rate of $1,000 and $1,000 per joint Nominating Committee meeting attended. Each Director who serves on the Executive Committee and who is not an interested person of the Fund receives a retainer at the annual rate of $1,000 and $1,000 per joint Executive Committee meeting attended. The foregoing fees do not include the reimbursement of expenses incurred in connection with meeting attendance. Officers are compensated for their services by the Adviser and receive no compensation from the Fund.

   For the Fund's last fiscal year, the Directors received the following compensation:

                               COMPENSATION TABLE


                                                                                               Total
                                                                                           Compensation
                                                Pension or                                   From Fund
                                                Retirement              Estimated            and Fund
                               Aggregate     Benefits Accrued            Annual             Complex (10
                             Compensation     as Part of Fund         Benefits Upon       Funds) Paid to
Name                          From Fund          Expenses               Retirement          Directors
- ---------------------         -----------    ----------------         -------------       --------------
C. Duane Blinn                  $1,900*                                                      $47,500
Robert Chesek                   $1,710                                                       $42,750
E. Virgil Conway                $2,140                                                       $53,500
Harry Dalzell-Payne             $1,780                                                       $44,500
Francis E. Jeffries                 $0                                                            $0
Leroy Keith, Jr.                $1,700                                                       $42,500
Philip R. McLoughlin                $0              None                  None                    $0
Everett L. Morris*                  $0            for any               for any                   $0
James M. Oates                  $2,060            Director              Director             $51,500
Calvin J. Pedersen                  $0                                                            $0
Philip R. Reynolds              $1,780                                                       $44,500
Herbert Roth, Jr.               $2,260*                                                      $56,500
Richard E. Segerson             $2,060                                                       $51,500
Lowell P. Weicker, Jr.          $1,380                                                       $34,500


   *This compensation (and the earnings thereon) was deferred pursuant to the Directors' Deferred Compensation Plan.

                THE DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION
                          OF THE NOMINEES FOR DIRECTORS

                                 PROPOSAL NO. 2

               RATIFICATION OR REJECTION OF SELECTION OF AUDITORS

   On the recommendation of the Audit Committee, the Directors (including all of the Directors who are not interested persons of the Fund) have selected Price Waterhouse LLP, independent accountants, to audit financial statements of the Fund filed with the Securities and Exchange Commission and other regulatory authorities. The Fund has been advised that neither such firm nor any of its partners has any financial interest in the Fund. The selection of auditors is subject to ratification or rejection by the shareholders at the meeting.

   A representative of Price Waterhouse LL, auditors for the Fund for the fiscal year ended December 31, 1995, will be present at the meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

   The Fund's auditors examine the financial statements of the Fund annually, issue a report on internal controls and procedures for inclusion in Securities and Exchange Commission filings for the year, review the Fund's semi-annual financial statements and prepare or review the Fund's income tax returns.

               THE DIRECTORS RECOMMEND A VOTE "FOR" RATIFICATION
                          OF THE SELECTION OF AUDITORS

                                 PROPOSAL NO. 3

                       APPROVAL OR DISAPPROVAL OF PROPOSED
                         CHANGE IN THE NAME OF THE FUND

   The Board of Directors recognizes that a corporate name identifying the Fund more closely with its investment objective is likely to facilitate marketing efforts and sales. Accordingly, the Board is recommending that the Restated Articles of Organization of the Fund be amended to change the name of the Fund to Phoenix Strategic Allocation Fund, Inc.

   Approval of this proposal will require the favorable vote of more than 50% of the outstanding shares of the Fund. If this proposal is submitted to a vote at the meeting and is not approved, the Board of Directors will consider the appropriate action to be taken.

             THE DIRECTORS RECOMMEND A VOTE "FOR" THE PROPOSAL THAT
              SHAREHOLDERS APPROVE A CHANGE IN THE NAME OF THE FUND

                              SHAREHOLDER PROPOSALS


   Any proposal by a shareholder of the Fund intended to be presented at the 1997 Annual Meeting of Shareholders of the Fund must be received by the Fund at 101 Munson Street, Greenfield, Massachusetts 01301 no later than February 14, 1997.

                                  MISCELLANEOUS

   As of the date of this Proxy Statement, Fund's management knows of no other matters to be brought before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

   All shareholders are urged to complete, sign, and return their proxies. The enclosed proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                 By Order of the Board of Directors,


                                 G. Jeffrey Bohne, Clerk

Greenfield, Massachusetts
September 30, 1996

                         PHOENIX TOTAL RETURN FUND, INC.
                                101 Munson Street
                         Greenfield, Massachusetts 01301
    Proxy for a Special Meeting in lieu of the Annual Meeting of Shareholders
                                November 8, 1996
                                      PROXY

The undersigned shareholder of Phoenix Total Return Fund, Inc. (the "Fund"), revoking any and all previous proxies heretofore given for shares of the Fund held by the undersigned, hereby constitutes and appoints Philip R.
McLoughlin, Thomas N. Steenburg and Richard J. Wirth, and any and each of them, proxies and attorneys of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act upon all matters
(unless and except as expressly limited below) at the Special Meeting in lieu of the Annual Meeting of Shareholders of the Fund to be held on November 8, 1996 at the offices of the Fund, 101 Munson Street, Greenfield,
Massachusetts, and at any and all adjournments thereof, with respect to all shares of the Fund for which the undersigned is entitled to provide instructions or with respect to which the undersigned would be entitled to provide instructions or act with all the powers the undersigned would possess if personally present and to vote with respect to specific matters as set forth on the reverse. Any proxies heretofore given by the undersigned with respect to said meeting are hereby revoked.

To avoid the expense of adjourning the Meeting to a subsequent date, please return this proxy in the enclosed self addressed, postage-paid envelope.

This proxy, if properly executed, will be voted in the manner as directed herein by the undersigned shareholder. Unless otherwise specified in the squares provided, the undersigned's vote will be cast "FOR" each Proposal. If no direction is made for any Proposals, this proxy will be voted "FOR" any and all such Proposals.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND WHICH RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

[x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

PROPOSAL 1.
ELECTION OF DIRECTORS
To fix the number of Directors at fourteen and                       Withhold         For All
elect Directors (except as marked to the                For          Authority       Except *
contrary below)                                         [ ]             [ ]             [ ]

                 D. Blinn, R. Chesek, V. Conway, H. Dalzell-Payne,
                     F. Jeffries, L. Keith, P. McLoughlin, E. Morris,
                 J. Oates, C. Pedersen, P. Reynolds,
                     H. Roth, R. Segerson and L. Weicker

*(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "FOR ALL EXCEPT" box and strike a line through the nominee's name. Unless authority is withheld to vote for all nominees, the persons named as proxies shall vote to fix the number of Directors at fourteen.)

                                                  _________________
    Please be sure to sign and date this Proxy.      Date
 __________________________________________________________________

 ____Shareholder sign here ____________ Co-owner sign here ________

PROPOSAL 2.
RATIFICATION OF SELECTION OF PRICE                        For           Against      Abstain
WATERHOUSE LLP AS AUDITORS                                [ ]             [ ]          [ ]


PROPOSAL 3.
AMENDMENT TO RESTATED ARTICLES OF ORGANIZATION            For           Against      Abstain
TO APPROVE CHANGE OF FUND NAME.                           [ ]             [ ]          [ ]


PROPOSAL 4.
TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING OR ANY ADJOURNMENT THEREOF.

NOTE: Please sign exactly as your name appears hereon. If shares are registered in more than one name, all registered shareholders should sign this proxy; but if one shareholder signs, this signature binds the other shareholder. When signing as an attorney, executor, administrator, agent, trustee, or guardian, or custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign in partnership name by an authorized person.

This proxy may be revoked by the shareholder(s) at any time prior to the Special Meeting in lieu of the Annual Meeting.

RECORD DATE SHARES: